Flushing                                                        Atlantic Liberty
Financial Corp.                                                 Financial Corp.





CONTACT:

John R. Buran                             Barry M. Donohue
President and Chief Executive Officer     President and Chief Executive Officer
Flushing Financial Corporation            Atlantic Liberty Financial Corporation
(718) 961-5400                            (718) 855-3555

FOR IMMEDIATE RELEASE
---------------------

      Flushing Financial Corporation to Acquire Atlantic Liberty Financial Corporation, Enhancing Its Community Banking Franchise in New York City

LAKE SUCCESS, New York, December 21, 2005 -- Flushing Financial Corporation (NASDAQ: FFIC), the parent holding company for Flushing Savings Bank, FSB, announced today the signing of a definitive agreement to acquire Atlantic Liberty Financial Corporation (NASDAQ: ALFC), and its subsidiary Atlantic Liberty Savings, FA, based in Brooklyn, New York.

Under the terms of the agreement, which has been approved by the Boards of Directors of both companies, Atlantic Liberty's shareholders may elect to receive $24.00 in cash, 1.43 FFIC shares per ALFC share owned, or a combination thereof, subject to aggregate allocation to all Atlantic Liberty's shareholders of 65% stock / 35% cash. The transaction has an aggregate value of approximately $41.9 million, based on Flushing Financial's share price at the close of business on December 20, 2005.

Atlantic Liberty operates two branches in prime areas of Brooklyn, New York. As of September 30, 2005, Atlantic Liberty had total assets of $177.1 million, loans of $124.7 million, deposits of $104.7 million and shareholders' equity of $28.7 million.

Flushing Financial expects the transaction to be accretive to both earnings per share and tangible book value per share. The transaction will provide Flushing Financial with a presence on Montague Street and on Avenue J in Brooklyn, two highly attractive markets. An advisory board consisting of Atlantic Liberty directors will provide guidance to Flushing Financial in its continued Brooklyn expansion.

"This acquisition will significantly enhance our franchise," said John R. Buran, Flushing Financial's President and Chief Executive Officer. "Atlantic Liberty's Montague Street branch is in the hub of the Brooklyn business community and provides a great platform for our continued growth in Brooklyn. The Avenue J location is in a neighborhood where we already have a significant lending presence."

"The transaction will give our customers and employees the benefits of a larger, well run and financially sound institution that will be able to offer an enhanced menu of banking services" said Barry M. Donohue, Atlantic Liberty's Chief Executive Officer. "We are quite pleased that we reached an agreement with Flushing Financial and are confident this union will allow our staff to continue to offer the excellent service our customers, as well as our local communities, are accustomed to receiving at Atlantic Liberty Savings."

The transaction is subject to approval by the shareholders of Atlantic Liberty, customary regulatory approvals, and other customary conditions. The transaction is expected to close in the second quarter of 2006.

Keefe, Bruyette & Woods served as Flushing Financial's financial advisor and Thacher Proffitt & Wood LLP served as Flushing Financial's counsel. Sandler O'Neill & Partners, L.P. served as Atlantic Liberty's financial advisor and Luse Gorman Pomerenk & Schick, P.C. served as Atlantic Liberty's counsel.



                                   - m o r e -





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Flushing Financial Corporation
Page Two - December 21, 2005



                      About Flushing Financial Corporation

Flushing Financial Corporation is the holding company for Flushing Savings Bank, FSB, a federally chartered stock savings bank insured by the Federal Deposit Insurance Corporation (FDIC). The Bank conducts its business through nine banking offices located in Queens, Brooklyn, Manhattan and Nassau County. Additional information regarding Flushing Financial Corporation may be obtained by visiting its web site at www.flushingsavings.com.

                  About Atlantic Liberty Financial Corporation

Atlantic Liberty Financial Corporation is a $177 million holding company that operates its main business activities through its subsidiary savings association in Brooklyn, New York. Atlantic Liberty was originally a New York building and loan association serving the Brooklyn community since 1888. It became a federally chartered savings association in 1983. Atlantic Liberty conducts its business from their main office and one branch office, both of which are located in prime areas of Brooklyn. Additional information regarding Atlantic Liberty Financial Corporation may be obtained by visiting its web site at http://www.atlanticlibertysavings.com.

                           Forward-looking Information

This press release contains forward-looking statements, including statements about Flushing Financial Corporation's acquisition of Atlantic Liberty Financial Corporation. The forward-looking statements involve certain risks and uncertainties. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the  forward-looking  statements:  (1) the  businesses  of Flushing
Financial and Atlantic Liberty may not be combined successfully, or such combination may take longer to accomplish than expected; the cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer loss and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; (5) the stockholders of Atlantic Liberty may fail to approve the merger; (6)adverse governmental or regulatory policies may be enacted; (7) the interest rate environment may further compress margins and adversely affect net interest income: (8) the risks associated with continued diversification of assets and adverse changes to credit quality; (9) difficulties associated with achieving expected future financial results; (10) competition from other financial services in Flushing Financial's and Atlantic Liberty's markets; and (11) the risk of an economic slowdown that would adversely affect credit quality and loan originations. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Flushing Financial's and Atlantic Liberty's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission ("SEC") and available at the SEC's Internet site (http://www.sec.gov).

                             Additional Information

Flushing Financial Corporation will file a registration statement on Form S-4, which will contain a Proxy Statement/Prospectus to be distributed to the stockholders of Atlantic Liberty Financial Corporation in connection with their vote on the proposed transaction, and both companies will file other relevant documents concerning the proposed transaction with the SEC. Investors and stockholders of Flushing Financial and Atlantic Liberty are urged to read the registration statement, the Proxy Statement/Prospectus and the other relevant materials when they become available, as well as any amendments or supplements to those documents, because they will contain important information.

The documents filed by Flushing Financial and Atlantic Liberty with the SEC may be obtained free of charge at the SEC's website at www.sec.gov. Flushing Financial's documents may also be obtained free of charge by visiting Flushing Financial's website at http://www.flushingsavings.com or requesting them in writing to Flushing Financial Corporation, 1979 Marcus Avenue, Suite E140, Lake Success, NY 11042; Attention: Investor Relations, or by telephone at (718) 961-5400. Atlantic Liberty's documents may also be obtained free of charge by requesting them in writing to Atlantic Liberty Financial Corporation, 186 Montague Street, Brooklyn, NY 11201; Attention: Investor Relations, or by telephone at (718) 855-3555.

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